Exhibit 99

    TRANSGENOMIC PROJECTS NEUTRAL TO POSITIVE OPERATING CASH FLOW BY YEAR-END

      BIOSYSTEMS REVENUE GROWTH EXPECTED TO APPROACH 20% YEAR-OVER-YEAR

NEW YORK, July 13 /PRNewswire-FirstCall/ -- At its Annual Meeting of Shareholders today, Transgenomic Inc. (Nasdaq: TBIO) management spoke of the company's recent efforts to refocus on its core Biosystems business and provided an overview of the company's progress, outlook and strategic direction.

Collin D'Silva, CEO, noted that escalating opportunity for Transgenomic's products and services in key market segments should enable the company to achieve neutral to positive operating cash flow by year-end. "In the first quarter of 2005, our net negative cash flow from operating activities totaled less than $250,000, including approximately $940,000 of cash expenditures associated with our 2004 restructuring plan," he said.

"The driving force behind this progress was a refocusing on our Biosystems business, where we expect demand for our products and services to remain strong. We expect a general acceleration of revenue growth during the second half of the year, approaching 20% on a year-over-year basis for our BioSystems business in 2005."

By the end of 2004, Transgenomic had restructured its business and exited from oligonucleotide manufacturing to focus on its BioSystems segment. The company indicated that subsequent cost reductions, improvements in performance and its current business outlook reflect, in large measure, the positive impact of this strategic decision.

Since 1997, the mainstay of the company's BioSystems business has been its flagship WAVE(R) System instrument platform. To date, more than 1,200 instruments have been installed in laboratories located in over 30 countries. Almost 1,500 research publications have validated the unique capabilities of the WAVE system, including a growing body of work with significant implications for personalized medicine and development of targeted therapeutics, particularly in oncology.

"The considerable time and effort we have invested in developing our technology, understanding the needs of our customers and learning from their and our own research results is beginning to pay important dividends for Transgenomic," concluded Mr. D'Silva. "Our sales and marketing efforts, as well as anticipated new product and service launches are grounded in these investments. 2005 should prove to be a turning point, as ongoing advances in the development of targeted therapeutic agents and the move toward personalized medicine begin to take hold, driving new opportunities for Transgenomic."

About Transgenomic

Transgenomic is a global company that provides versatile and innovative products and services to the medical research and pharmaceutical markets. Transgenomic's WAVE Systems are specifically designed for use in genetic variation detection. They have broad applicability to genetic research and molecular diagnostics. The emerging pursuit of personalized medicine is driving the ongoing need to detect new, uncharacterized mutations and genetic polymorphisms. The high analytical sensitivity of the WAVE System makes it a uniquely enabling technology for the advancement of personalized medicine. To date there have been over one thousand systems installed in over 30 countries around the world. In addition to the sale of systems and consumables Transgenomic provides services to pharmaceutical and biopharmaceutical companies in preclinical and clinical development of targeted therapeutics. For more information about the innovative genomics research tools developed and marketed by Transgenomic, please visit the company's Web site at www.transgenomic.com.

Forward-Looking Statement

Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the achievement of cash flow objectives, and projections pertaining to revenue growth. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SOURCE  Transgenomic Inc.
    -0-                             07/13/2005
    /CONTACT:  Investors, Paul G. Henning of Cameron Associates,
+1-212-554-5462, phenning@cameronassoc.com, for Transgenomic Inc.; or Robert
J. Pogulis, Ph.D. of Transgenomic Inc., +1-845-782-9617, rpogulis@transgenomic.com/
    /Web site:  http://www.transgenomic.com